 Exhibit 3.70

LIMITED LIABILITY COMPANY AGREEMENT

OF

CLEARWIRE SPECTRUM HOLDINGS III LLC

(a Nevada Limited Liability Company)

Dated and Effective

as of

December 5, 2008

TABLE OF CONTENTS

1.	ARTICLES OF ORGANIZATION		1

2.	NAME		1

3.	PURPOSE		1

4.	TERM		1

5.	PRINCIPAL PLACE OF BUSINESS		1

6.	REGISTERED OFFICE AND RESIDENT AGENT		1

7.	MEMBER		1

8.	MANAGEMENT		2

9.	FINANCIAL MATTERS		2

	9.1	Capital Contribution	2

	9.2	Distributions	2

	9.3	Federal Income Tax Reporting	2

10.	ACCOUNTING AND RECORDS		2

11.	DISSOLUTION AND LIQUIDATION		3

	11.1	Events of Dissolution	3

	11.2	Liquidation Upon Dissolution and Winding Up	3

	11.3	Member Dissociation and Successors	3

12.	LIMITATION OF LIABILITY		3

13.	INDEMNIFICATION		3

	13.1	Right to Indemnification	3

	13.2	Right to Advancement of Expenses	4

	13.3	Right of Indemnitee to Bring Suit	5

	13.4	Non-Exclusivity of Rights	5

	13.5	Insurance	5

	13.6	Indemnification of Employees and Agents of the Company	5

14.	MISCELLANEOUS		6

	14.1	Assignment	6

	14.2	Governing Law	6

	14.3	Amendments	6

	14.4	Construction	6

	14.5	Headings	6

	14.6	Waivers	6

	14.7	Severability	6

	14.8	Heirs, Successors and Assigns	6

LIMITED LIABILITY COMPANY AGREEMENT

of

CLEARWIRE SPECTRUM HOLDINGS III LLC

(a Nevada Limited Liability Company)

THIS LIMITED LIABILITY COMPANY AGREEMENT, dated December 5, 2008, is made by and between Clearwire Spectrum Holdings III LLC (the “Company”) and Clearwire Communications LLC, a Nevada limited liability company, as the sole member of the Company (the “Member”).

1.             Articles of Organization. Articles of Organization were filed on December 5, 2008.

2.             Name. The name of the Company is “Clearwire Spectrum Holdings III LLC.”

3.             Purpose. The principal purpose and business of the Company is to engage in all lawful activities permitted to be conducted by a limited liability company under Chapter 86 of the Nevada Revised Statutes (the “Act”), and to exercise all other powers necessary or reasonably connected or incidental to such purpose and business that may be legally exercised by the Company.

4.             Term. The term of the Company shall continue until the Company is dissolved in accordance with Section 11.

5.             Principal Place of Business. The principal place of business of the Company shall be c/o Clearwire Communications LLC, 4400 Carillon Point, Kirkland, Washington 98033. The Member may relocate the principal place of business or establish additional offices from time to time.

6.             Registered Office and Resident Agent. The Company’s initial resident agent and the address of its initial registered office are as follows:

Name	Address
CSC Services of Nevada, Inc.	502 East John Street Carson City, Nevada 89706

The Member may change the registered office and resident agent from time to time by filing a certificate of change of resident agent as required by NRS 86.235.

7.             Member. The name and address of the Member are as follows:

Name	Address
Clearwire Communications LLC	4400 Carillon Point Kirkland, WA 980333

8.            Management. The business and affairs of the Company shall be managed by the Member. The Member shall have the power and authority to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers and authorities, statutory or otherwise, possessed by members of limited liability companies under the Act. In connection with the foregoing, the Member is hereby authorized and empowered to act through its officers and employees and other persons designated by the Member in carrying out any and all of its powers and authorities under this Agreement, and to delegate any and all of the powers and authorities that the Member possesses under this Agreement to any of its officers and employees and to any other person designated by the Member. The Company may (i) acquire, hold and dispose of interests (whether by the making of investments or otherwise on such terms and conditions as the Member may determine) in other entities, including as a partner of a partnership, a member of a limited liability company and a stockholder of a corporation, and (ii) borrow money (on such terms and conditions as the Member may determine) in connection with its business.

9.            Financial Matters.

9.1            Capital Contribution. The Member will make the capital contribution to the Company set forth on Exhibit A, and is not required to make any additional capital contribution.

9.2            Distributions. The Member may, in its discretion, cause the Company to make distributions to the Member from time to time as permitted by the Act.

9.3            Federal Income Tax Reporting. At all times when there is only one Member, all items of income, gain, loss, deduction and credit of the Company shall be reported on the Member’s federal income tax return.

10.          Accounting and Records. The Company shall maintain records and accounts of all of its operations and expenditures. At a minimum the Company shall maintain the following records at an office in the state of Nevada:

(a)             a current list of the full name and last known business address of each Member and manager, separately identifying the Members in alphabetical order and the managers, if any, in alphabetical order;

(b)             a copy of the filed articles of organization and all amendments thereto, together with signed copies of any powers of attorney pursuant to which any record has been signed; and

(c)             copies of any then effective operating agreement of the company.

11.          Dissolution and Liquidation.

11.1          Events of Dissolution. The Company shall dissolve upon the earlier of:

(a)             the written statement of the Member; or

(b)             the sale, transfer or other disposition of all or substantially all of the Company’s assets unless otherwise determined by the Member in writing; or

(c)             if the charter of the Company is revoked and the Company’s right to transact business is forfeited pursuant to NRS 86.274, unless the Company is reinstated pursuant to NRS 86.276; or

(d)             upon entry of a decree of judicial dissolution pursuant to NRS 86.495.

11.2          Liquidation Upon Dissolution and Winding Up. Upon the dissolution of the Company, the Member shall wind up the affairs of the Company. A full account of the assets and liabilities of the Company shall be taken. The assets shall be promptly liquidated and the proceeds thereof applied as required by the Act. Upon discharging all debts and liabilities, all remaining assets shall be distributed to the Member or the Member’s representative.

11.3          Member Dissociation and Successors. Except as otherwise provided in this Agreement, the death, retirement, resignation, expulsion, bankruptcy, dissolution or dissociation of a member or any other event affecting a member, including, without limitation, a sole member, does not terminate the status of the person as a member or cause the limited-liability company to be dissolved or its affairs to be wound up. Upon the occurrence of such an event, the business of the Company shall be continued by such member’s successor, and such successor may admit additional members and amend this Agreement.

12.          Limitation of Liability. To the fullest extent permitted by the Act or any other applicable law currently or hereafter in effect, no Member, manager or officer of the Company will be personally liable to the Company or its Member for or with respect to any acts or omissions in the performance of his or her duties as a Member, manager or officer of the Company. Any repeal or modification of the Act or this Section 12 will not adversely affect any right or protection of the Member, manager or officer with respect to any act or omission occurring in whole or in part prior to such repeal or modification.

13.          Indemnification.

13.1          Right to Indemnification. Each individual who was or is a party or is threatened to be made a party to or is otherwise involved in, any action, suit or proceeding, whether pending or threatened, whether civil, criminal, administrative or investigative and whether brought by or in the right of the Company or otherwise (a “Proceeding”), by reason of the fact that such individual is or was a Member, manager or officer of the Company, or is or was a manager or officer of the Company and is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, (an “Indemnitee”) shall be indemnified and held harmless by the Company to the fullest extent permitted by the

Act, as same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment) against all expenses, liability and loss (including, without limitation, attorneys’ fees and expenses, judgments, fines, excide taxes or penalties pursuant to the Employee Retirement Income Security Act of 1974, as amended, and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith.

The right to indemnification shall extend to the heirs, executors, administrators and estate of any such Member, manager or officer. The right to indemnification provided in this Section 13.1: (a) will not be exclusive of any other rights to which any individual seeking indemnification may otherwise be entitled, including without limitation, pursuant to any contract approved by the Member; and (b) will be applicable to matters otherwise within its scope whether or not such matters arose or arise before or after the adoption of this Section 13.1. Without limiting the generality of the foregoing, the Company may adopt resolutions, or enter into one or more agreements with any individual, that provide for indemnification greater or otherwise different than provided in this Section 13.1 or the Act and any such agreement approved by the Member will be a valid and binding obligation of the Company. Notwithstanding anything to the contrary in this Section 13.1, in the event that the Company enters into a contract with any individual providing for indemnification of such individual, the provisions of that contract will exclusively govern the Company’s obligations in respect of indemnification for or advancement of fees or disbursements of that individual’s attorneys) and any other professional engaged by that individual. Any amendment or repeal of, or adoption of any provision inconsistent with this Section 13.1 will not adversely affect any right or protection existing hereunder, or arising out of events occurring or circumstances existing, in whole or in part, prior to such amendment, repeal or adoption, and no such amendment, repeal or adoption will affect the legality, validity or enforceability of any contract entered into or right granted prior to the effective date of such amendment, repeal or adoption.

Pursuant to NRS 86.431, any indemnification under NRS 86.411 or 86.421, unless ordered by a court or advanced pursuant to NRS 86.441, may be made by the Company only as authorized in the specific case by the Member that indemnification is proper in the circumstances.

13.2          Right to Advancement of Expenses. The right to indemnification conferred in Section 13.1 shall include the right to be paid by the Company the expenses (including, without limitation, attorneys’ fees and expenses) reasonably incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the Act so requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a Member, manager or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 13.2 or otherwise. The rights to indemnification and to the Advancement of Expenses conferred in Sections 13.1 and 13.2 shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a Member, manager or officer and shall inure to the benefit of the Indemnitee’s heirs, executors, administrators and estate.

13.3          Right of Indemnitee to Bring Suit. If a claim under Sections 13.1 and 13.2 is not paid in full by the Company within 60 calendar days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 calendar days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (b) any suit brought by the Company it shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Act. Neither the failure of the Company (including the Member or independent legal counsel) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Company (including the Member or independent legal counsel) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Section 13 or otherwise shall be on the Company.

13.4          Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Section 13 shall not be exclusive of any other right which any individual may have or hereafter acquire under any statute, this Agreement, any other agreement, any resolutions of the Member, or otherwise.

13.5          Insurance. The Company may maintain insurance, at its expense, to protect itself and any Member, manager, trustee, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expenses, liability or loss, whether or not the Company would have the power to indemnify such individual against such expense, liability or loss under the Act.

13.6          Indemnification of Employees and Agents of the Company. The Company may, to the extent authorized from time to time by the Member, grant rights to indemnification and to the Advancement of Expenses to any employee or agent of the Company to the fullest extent of the provisions of this Section 13 with respect to the indemnification and Advancement of Expenses of the Member, manager or officers of the Company.

14.          Miscellaneous.

14.1          Assignment. The Member may assign in whole or in part its membership in the Company.

14.2          Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Nevada, including without limitation, the Act.

14.3          Amendments. Except as provided in Section 11.3, this Agreement may not be amended except by the written agreement of the Member.

14.4          Construction. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

14.5          Headings. The headings in this Agreement are inserted for convenience only and shall not affect the interpretation of this Agreement.

14.6          Waivers. The failure of any person to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

14.7          Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

14.8          Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

Executed as of the date first above written by the undersigned.

COMPANY:	CLEARWIRE SPECTRUM HOLDINGS III LLC, a Nevada Limited Liability company

By CLEARWIRE COMMUNICATIONS LLC, a Delaware limited liability company, Its Member

By:	/s/ Broady Hodder

Print Name:	Broady Hodder

Title:	Senior Vice President and General Counsel

SOLE MEMBER:	CLEARWIRE COMMUNICATIONS LLC, a Delaware limited liability company

By:	/s/ Broady Hodder
Print Name:	Broady Hodder
Title:	Senior Vice President and General Counsel

EXHIBIT A

CLEARWIRE SPECTRUM HOLDINGS III

CAPITAL CONTRIBUTION

Cash in the amount of ____________________________________ ($___________).